AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION (the
"Agreement") is made as of this 20th day of November, 2008,
by and between Virtus Equity Trust, a Delaware statutory
trust (the "Trust"), with its principal place of business
at 101 Munson Street, Greenfield, Massachusetts 01301, on
behalf of the Virtus Strategic Growth Fund (the "Acquiring Fund"), a separate series of the Trust, and Virtus All-Cap
Growth Fund (the "Acquired Fund"), a separate series of the
Trust.
      This Agreement is intended to be and is adopted as a
plan of reorganization and liquidation within the meaning
of Section 368(a)(1) of the United States Internal Revenue
Code of 1986, as amended (the "Code"). The reorganization
(the "Reorganization") will consist of the transfer of all
of the assets of the Acquired Fund to the Acquiring Fund in exchange solely for voting shares of beneficial interest of the Acquiring Fund (the "Acquiring Fund Shares"), the
assumption by the Acquiring Fund of all liabilities of the Acquired Fund, and the distribution of the Acquiring Fund
Shares to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund as provided herein, all upon the terms and conditions hereinafter set forth in this
Agreement.
      The Acquired Fund and the Acquiring Fund are separate series of the Trust, which is an open-end, registered investment company of the management type.  The Acquired
Fund owns securities that generally are assets of the
character in which the Acquiring Fund is permitted to
invest.
      The Board of Trustees of the Trust, including a
majority of the Trustees who are not "interested persons"
of the Trust, as defined in the Investment Company Act of
1940, as amended (the "1940 Act"), has determined, with
respect to the Acquiring Fund, that the exchange of all of
the assets of the Acquired Fund for Acquiring Fund Shares
and the assumption of all liabilities of the Acquired Fund
by the Acquiring Fund is in the best interests of the
Acquiring Fund and its shareholders, and that the interests
of the existing shareholders of the Acquiring Fund would
not be diluted as a result of this transaction.
      The Board of Trustees of the Trust, including a
majority of the Trustees who are not "interested persons"
of the Trust, as defined in the 1940 Act, has also
determined, with respect to the Acquired Fund, that the
exchange of all of the assets of the Acquired Fund for
Acquiring Fund Shares and the assumption of all liabilities
of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquired Fund and its shareholders and that the interests of the existing shareholders of the
Acquired Fund would not be diluted as a result of this
transaction.
      NOW, THEREFORE, in consideration of the premises and
of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:
1.	TRANSACTION
      1.1	Subject to the terms and conditions set forth
herein and on the basis of the representations and
warranties contained herein, the Acquired Fund agrees to
transfer all of the Acquired Fund's assets, as set forth in paragraph 1.2, to the Acquiring Fund, and the Acquiring
Fund agrees in exchange therefor: (i) to deliver to the
Acquired Fund the number of full and fractional Acquiring
Fund Shares, determined by dividing the value of the
Acquired Fund's net assets, computed in the manner and as
of the time and date set forth in paragraph 2.1, by the net
asset value of one Acquiring Fund Share, computed in the
manner and as of the time and date set forth in paragraph
2.2; and (ii) to assume all liabilities of the Acquired
Fund, as set forth in paragraph 1.3.  Such transactions
shall take place at the closing provided for in paragraph
3.1 (the "Closing Date").
      1.2	The assets of the Acquired Fund to be acquired by
the Acquiring Fund shall consist of all assets and
property, including, without limitation, all cash,
securities, commodities and futures interests and dividends
or interests receivable, that are owned by the Acquired
Fund, and any deferred or prepaid expenses shown as an
asset on the books of the Acquired Fund, on the Closing
Date (collectively, the "Assets").
      1.3	The Acquired Fund will endeavor to discharge or
accrue for all of its known liabilities and obligations
prior to the Closing Date.  The Acquiring Fund shall also
assume all of the liabilities of the Acquired Fund, whether accrued or contingent, known or unknown, existing at the Valuation Date, as defined in paragraph 2.1 (collectively, "Liabilities"). On or as soon as practicable prior to the Closing Date, the Acquired Fund will declare and pay to its shareholders of record one or more dividends and/or other distributions so that it will have distributed substantially all (and in no event less than 98%) of its investment company taxable income and realized net capital gain, if any, for the current taxable year through the
Closing Date.
      1.4	Immediately after the transfer of Assets provided
for in paragraph 1.1, the Acquired Fund will distribute to
the Acquired Fund's shareholders of record, determined as
of immediately after the close of business on the Closing
Date (the "Acquired Fund Shareholders"), on a pro rata
basis, the Acquiring Fund Shares received by the Acquired
Fund pursuant to paragraph 1.1, and will completely
liquidate. Such distribution and liquidation will be accomplished, with respect to the Acquired Fund's shares, by the transfer of the Acquiring Fund Shares then credited
to the account of the Acquired Fund on the books of the
Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund
Shareholders. The aggregate net asset value of Acquiring
Fund Shares to be so credited to Acquired Fund Shareholders
shall be equal to the aggregate net asset value of the
Acquired Fund shares owned by such shareholders on the
Closing Date. All issued and outstanding shares of the
Acquired Fund will simultaneously be canceled on the books
of the Acquired Fund.
      1.5	Ownership of Acquiring Fund Shares will be shown
on the books of the Acquiring Fund or its Transfer Agent,
as defined in paragraph 3.3.
      1.6	Any reporting responsibility of the Acquired Fund
including, but not limited to, the responsibility for filing of regulatory reports, tax returns, or other documents with the U.S. Securities and Exchange Commission (the
"Commission"), any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Fund.

2.	VALUATION
      2.1	The value of the Assets shall be the value
computed as of immediately after the close of business of
the New York Stock Exchange and after the declaration of
any dividends on the Closing Date (such time and date being hereinafter called the "Valuation Date"), using the valuation procedures established by the Trust's Board of Trustees, which shall be described in the then-current prospectus and statement of additional information with respect to the Acquired Fund.
      2.2	The net asset value of the Acquiring Fund Shares
shall be the net asset value per share computed as of the Valuation Date, using the valuation procedures established by the Trust's Board of Trustees which shall be described
in the Acquiring Fund's then-current prospectus and
statement of additional information.
      2.3	The number of Acquiring Fund Shares to be issued
(including fractional shares, if any) in exchange for the Acquired Fund's Assets shall be determined by dividing the value of the net assets with respect to the shares of the Acquired Fund determined using the same valuation procedures referred to in paragraph 2.1, by the net asset
value of an Acquiring Fund Share, determined in accordance
with paragraph 2.2.
      2.4	Phoenix Equity Planning Corporation ("PEPCO")
shall make all computations of value, in its capacity as administrator for the Trust.

3.	CLOSING AND CLOSING DATE

      3.1	The Closing Date shall be April 3, 2009, or such
other date as the parties may agree.  All acts taking place
at the closing of the transaction (the "Closing") shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date unless otherwise agreed to by the parties. The close of business on the
Closing Date shall be as of 4:00 p.m., Eastern Time. The Closing shall be held at the offices of Virtus Partners,
Inc., 100 Pearl Street, Hartford, CT 06103 or at such other
time and/or place as the parties may agree.
      3.2	The Trust shall direct State Street Bank and
Trust Company, as custodian for the Acquired Fund (the "Custodian"), to deliver, on the next business day after the Closing, a certificate of an authorized officer stating
that the Assets shall have been delivered in proper form to
the Acquiring Fund on the next business day following the Closing Date. The Acquired Fund shall have delivered to the Acquiring Fund a certificate executed in the Acquired
Fund's name by its Treasurer or Assistant Treasurer, in a
form reasonably satisfactory to the Acquiring Fund, and
dated as of the Closing Date, to the effect that all
necessary taxes in connection with the delivery of the
Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.  The Acquired Fund's portfolio
securities represented by a certificate or other written instrument shall be presented by the Acquired Fund's
Custodian to the custodian for the Acquiring Fund for examination no later than on the next business day following the Closing Date, and shall be transferred and delivered by the Acquired Fund on the next business day following the Closing Date for the account of the Acquiring
Fund duly endorsed in proper form for transfer in such
condition as to constitute good delivery thereof.  The
Custodian shall deliver as of the Closing Date by book
entry, in accordance with the customary practices of such depositories and the Custodian, the Acquired Fund's portfolio securities and instruments deposited with a "securities depository", as defined in Rule 17f-4 under the
1940 Act.  The cash to be transferred by the Acquired Fund
shall be delivered by wire transfer of federal funds on the
Closing Date.
      3.3	The Trust shall direct PEPCO (the "Transfer
Agent"), on behalf of the Acquired Fund, to deliver on the
next business day following the Closing, a certificate of
an authorized officer stating that its records contain the
names and addresses of the Acquired Fund Shareholders, and
the number and percentage ownership of outstanding shares
owned by each such shareholder immediately prior to the
Closing. The Acquiring Fund shall issue and deliver a confirmation evidencing the Acquiring Fund Shares to be credited on the Closing Date to the Secretary of the
Acquired Fund, or provide evidence satisfactory to the
Acquired Fund that such Acquiring Fund Shares have been
credited to the Acquired Fund's account on the books of the Acquiring Fund. At the Closing each party shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.
      3.4	In the event that on the Valuation Date (a) the
New York Stock Exchange or another primary trading market for portfolio securities of the Acquired Fund shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquired Fund is impracticable, the Closing Date shall be postponed until the first Friday after the day when trading shall have been fully resumed and reporting shall have been restored.

4.	REPRESENTATIONS AND WARRANTIES
      4.1	The Trust, on behalf of the Acquired Fund,
represents and warrants as follows:
      (a)	The Acquired Fund is duly organized as a series
of the Trust, which is a business trust duly organized,
validly existing and in good standing under the laws of the
State of Delaware with power under the Trust's Declaration
of Trust to own all of its assets and to carry on its
business as it is now being conducted;
      (b)	The Trust is a registered investment company
classified as a management company of the open-end type,
and its registration with the Commission as an investment
company under the 1940 Act, and the registration of shares
of the Acquired Fund under the Securities Act of 1933, as
amended ("1933 Act"), is in full force and effect;
      (c)	No consent, approval, authorization, or order of
any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated herein, except such as have been obtained
under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") and the 1940 Act and such as may be required by state securities laws;
      (d)	The current prospectus and statement of
additional information of the Acquired Fund and each
prospectus and statement of additional information of the
Acquired Fund used at all times previous to the date of
this Agreement conforms or conformed at the time of its use
in all material respects to the applicable requirements of
the 1933 Act and the 1940 Act and the rules and regulations
of the Commission thereunder, and does not or did not at
the time of its use include any untrue statement of a
material fact or omit to state any material fact required
to be stated therein or necessary to make the statements
therein, in light of the circumstances under which they
were made, not materially misleading;
      (e)	On the Closing Date, the Trust, on behalf of the
Acquired Fund, will have good and marketable title to the
Assets and full right, power, and authority to sell,
assign, transfer and deliver such Assets hereunder free of
any liens or other encumbrances, and upon delivery and
payment for such Assets, the Trust, on behalf of the
Acquiring Fund, will acquire good and marketable title
thereto, subject to no restrictions on the full transfer
thereof, including such restrictions as might arise under
the 1933 Act, other than as disclosed to the Acquiring
Fund;
      (f)	The Acquired Fund is not engaged currently, and
the execution, delivery and performance of this Agreement
will not result, in (i) a material violation of the Trust's Declaration of Trust or of any agreement, indenture, instrument, contract, lease or other undertaking to which
the Trust, on behalf of the Acquired Fund, is a party or by
which it is bound, or (ii) the acceleration of any
obligation, or the imposition of any penalty, under any
agreement, indenture, instrument, contract, lease, judgment
or decree to which the Trust, on behalf of the Acquired
Fund, is a party or by which it is bound;
      (g)	All material contracts or other commitments of
the Acquired Fund (other than this Agreement and certain investment contracts, including options, futures and forward contracts) will terminate without liability to the Acquired Fund on or prior to the Closing Date;
      (h)	Except as otherwise disclosed in writing to and
accepted by the Trust, on behalf of the Acquiring Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently
pending or, to its knowledge, threatened against the Trust,
on behalf of the Acquired Fund, or any of its properties or
assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business.  The Trust, on behalf of the Acquired Fund,
knows of no facts which might form the basis for the
institution of such proceedings and is not a party to or
subject to the provisions of any order, decree or judgment
of any court or governmental body which materially and
adversely affects its business or its ability to consummate
the transactions herein contemplated;
      (i)	The unaudited Statement of Assets and Liabilities,
Statements of Operations and Changes in Net Assets, and
Schedule of Investments of the Acquired Fund at September
30, 2008 are in accordance with generally accepted
accounting principles ("GAAP") consistently applied, and
such statements (copies of which have been furnished to the Acquiring Fund) present fairly, in all material respects, the financial condition of the Acquired Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Acquired Fund required to be reflected on a balance sheet (including the notes thereto) in accordance
with GAAP as of such date not disclosed therein;
      (j)	Since September 30, 2008, there has not been any
material adverse change in the Acquired Fund's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or
any incurrence by the Acquired Fund of indebtedness
maturing more than one year from the date such indebtedness
was incurred, except as otherwise disclosed to and accepted
by the Acquiring Fund. For the purposes of this
subparagraph (j), a decline in net asset value per share of
the Acquired Fund due to declines in market values of
securities in the Acquired Fund's portfolio, the discharge
of Acquired Fund liabilities, or the redemption of Acquired
Fund shares by shareholders of the Acquired Fund shall not constitute a material adverse change;
      (k)	On the Closing Date, all Federal and other tax
returns, dividend reporting forms, and other tax-related
reports of the Acquired Fund required by law to have been
filed by such date (including any extensions) shall have
been filed and are or will be correct in all material
respects, and all Federal and other taxes shown as due or
required to be shown as due on said returns and reports
shall have been paid or provision shall have been made for
the payment thereof, and to the best of the Acquired Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;
      (l)	For each taxable year of its operation (including
the taxable year ending on the Closing Date), the Acquired
Fund has met (or will meet) the requirements of Subchapter
M of the Code for qualification as a regulated investment
company, has been (or will be) eligible to and has computed
(or will compute) its federal income tax under Section 852
of the Code, and will have distributed all of its
investment company taxable income and net capital gain (as
defined in the Code) that has accrued through the Closing
Date, and before the Closing Date will have declared
dividends sufficient to distribute all of its investment
company taxable income and net capital gain for the period
ending on the Closing Date;
      (m)	All issued and outstanding shares of the Acquired
Fund are, and on the Closing Date will be, duly and validly
issued and outstanding, fully paid and non-assessable and
have been offered and sold in every state and the District
of Columbia in compliance in all material respects with
applicable registration requirements of the 1933 Act and
state securities laws.  All of the issued and outstanding
shares of the Acquired Fund will, at the time of Closing,
be held by the persons and in the amounts set forth in the
records of the Transfer Agent, on behalf of the Acquired
Fund, as provided in paragraph 3.3.  The Acquired Fund does
not have outstanding any options, warrants or other rights
to subscribe for or purchase any of the shares of the
Acquired Fund, nor is there outstanding any security
convertible into any of the Acquired Fund shares;
      (n)	The execution, delivery and performance of this
Agreement will have been duly authorized prior to the
Closing Date by all necessary action, if any, on the part
of the Board of Trustees of the Trust, on behalf of the
Acquired Fund, and this Agreement will constitute a valid
and binding obligation of the Acquired Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and
to general equity principles; and
      (o)	The information to be furnished by the Acquired
Fund for use in registration statements and other documents
filed or to be filed with any federal, state or local
regulatory authority (including the Financial Industry
Regulatory Authority), which may be necessary in connection
with the transactions contemplated hereby, shall be
accurate and complete in all material respects and shall
comply in all material respects with Federal securities and
other laws and regulations thereunder applicable thereto.
      4.2	The Trust, on behalf of the Acquiring Fund,
represents and warrants as follows:
      (a)	The Acquiring Fund is duly organized as a series
of the Trust, which is a statutory trust duly organized,
validly existing and in good standing under the laws of the
State of Delaware with power under the Trust's Agreement
and Declaration of Trust (the "Trust Instrument") to own
all of its assets and to carry on its business as it is now
being conducted;
      (b)	The Trust is a registered investment company
classified as a management company of the open-end type,
and its registration with the Commission as an investment
company under the 1940 Act and the registration of shares
of the Acquiring Fund under the 1933 Act, is in full force
and effect;
      (c)	No consent, approval, authorization, or order of
any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such
as may be required by state securities laws;
      (d)	The current prospectus and statement of
additional information of the Acquiring Fund and each
prospectus and statement of additional information of the Acquiring Fund used at all times previous to the date of this Agreement conforms or conformed at the time of its use
in all material respects to the applicable requirements of
the 1933 Act and the 1940 Act and the rules and regulations
of the Commission thereunder and does not or did not at the
time of its use include any untrue statement of a material
fact or omit to state any material fact required to be
stated therein or necessary to make the statements therein,
in light of the circumstances under which they were made,
not materially misleading;
      (e)	The Acquiring Fund is not engaged currently, and
the execution, delivery and performance of this Agreement
will not result, in (i) a material violation of the Trust's
Trust Instrument or of any agreement, indenture,
instrument, contract, lease or other undertaking to which
the Trust, on behalf of the Acquiring Fund, is a party or
by which it is bound, or (ii) the acceleration of any
obligation, or the imposition of any penalty, under any
agreement, indenture, instrument, contract, lease, judgment
or decree to which the Trust, on behalf of the Acquiring
Fund, is a party or by which it is bound;
      (f)	Except as otherwise disclosed in writing to and
accepted by the Trust, on behalf of the Acquired Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently
pending or, to its knowledge, threatened against the Trust,
on behalf of the Acquiring Fund, or any of the Acquiring
Fund's properties or assets that, if adversely determined,
would materially and adversely affect the Acquiring Fund's financial condition or the conduct of the Acquiring Fund's business. The Trust, on behalf of the Acquiring Fund, knows of no facts which might form the basis for the
institution of such proceedings and is not a party to or
subject to the provisions of any order, decree or judgment
of any court or governmental body which materially and
adversely affects the Acquiring Fund's business or the
Acquiring Fund's ability to consummate the transactions
herein contemplated;
      (g)	On the Closing Date, the Acquiring Fund will have
good and marketable title to its assets;
      (h)	The unaudited financial statements of the
Acquiring Fund at
September 30, 2008 are in accordance with GAAP consistently applied, and such statements (copies of which have been furnished to the Acquired Fund) fairly reflect the
financial condition of the Acquiring Fund as of such date,
and there are no known contingent liabilities of the
Acquiring Fund as of such date not disclosed therein;
      (i)	Since September 30, 2008, there has not been any
material adverse change in the Acquiring Fund's financial condition, assets, liabilities, or business other than changes occurring in the ordinary course of business, or
any incurrence by the Acquiring Fund of indebtedness
maturing more than one year from the date such indebtedness
was incurred, except as otherwise disclosed to and accepted
by the Acquired Fund. For the purposes of this subparagraph
(i), a decline in the net asset value of the Acquiring Fund
shall not constitute a material adverse change;
      (j)	On the Closing Date, all Federal and other tax
returns, dividend reporting forms, and other tax-related
reports of the Acquiring Fund required by law to have been
filed by such date (including any extensions) shall have
been filed and are or will be correct in all material
respects, and all Federal and other taxes shown as due or
required to be shown as due on said returns and reports
shall have been paid or provision shall have been made for
the payment thereof, and to the best of the Acquiring
Fund's knowledge no such return is currently under audit
and no assessment has been asserted with respect to such
returns;
      (k)	For each fiscal year of its operation, the
Acquiring Fund has met the requirements of Subchapter M of
the Code for qualification and treatment as a regulated
investment company, has distributed in each such year all
net investment company taxable income (computed without
regard to any deduction for dividends paid) and net
realized capital gains (after reduction for any capital
loss carryforward) and has met the diversification
requirements of the Code and the regulations thereunder;
      (l)	All issued and outstanding Acquiring Fund Shares
are, and on the Closing Date will be, duly and validly
issued and outstanding, fully paid and non-assessable
(recognizing that, under Delaware law, it is theoretically possible that shareholders of the Acquiring Fund could, under certain circumstances, be held personally liable for obligations of the Acquiring Fund) and have been offered and sold in every state and the District of Columbia in
compliance in all material respects with applicable
registration requirements of the 1933 Act.  The Acquiring
Fund does not have outstanding any options, warrants or
other rights to subscribe for or purchase any Acquiring
Fund Shares, nor is there outstanding any security
convertible into any Acquiring Fund Shares;
      (m)	The execution, delivery and performance of this
Agreement will have been fully authorized prior to the
Closing Date by all necessary action, if any, on the part
of the Trustees of the Trust, on behalf of the Acquiring
Fund, and this Agreement will constitute a valid and
binding obligation of the Trust, on behalf of the Acquiring
Fund, enforceable in accordance with its terms, subject, as
to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;
      (n)	Acquiring Fund Shares to be issued and delivered
to the Acquired Fund, for the account of the Acquired Fund Shareholders, pursuant to the terms of this Agreement, will on the Closing Date have been duly authorized and, when so
issued and delivered, will be duly and validly issued
Acquiring Fund Shares, and will be fully paid and non-
assessable (recognizing that, under Delaware law, it is theoretically possible that shareholders of the Acquiring
Fund could, under certain circumstances, be held personally
liable for obligations of the Acquiring Fund);
      (o)	The information to be furnished by the Trust for
use in the registration statements, proxy materials and
other documents that may be necessary in connection with
the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws
and regulations applicable thereto; and
      (p)	The Acquiring Fund agrees to use all reasonable
efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Closing Date.

5. 	COVENANTS OF THE TRUST ON BEHALF OF THE ACQUIRED FUND
      5.1	The Acquired Fund will operate its business in
the ordinary course between the date hereof and the Closing
Date except as contemplated by this Agreement.
      5.2	If necessary, the Trust will call a meeting of
the shareholders of the Acquired Fund to consider and act
upon this Agreement and to take all other actions necessary
to obtain approval of the transactions contemplated herein.
      5.3	The Acquired Fund covenants that the Acquiring
Fund Shares to be issued hereunder are not being acquired
for the purpose of making any distribution thereof, other
than in accordance with the terms of this Agreement.
      5.4	The Acquired Fund shall assist the Acquiring Fund
in obtaining such information as the Acquiring Fund
reasonably requests concerning the holders of the Acquired
Fund's shares.
      5.5	Subject to the provisions of this Agreement, the
Acquired Fund will take, or cause to be taken, all action,
and do or cause to be done, all things reasonably
necessary, proper or advisable to consummate and make
effective the transactions contemplated by this Agreement.
      5.6	As soon as is reasonably practicable after the
Closing, the Acquired Fund will make a liquidating
distribution to its shareholders consisting of the
Acquiring Fund Shares received at the Closing.
      5.7	The Acquired Fund shall use its reasonable best
efforts to fulfill or obtain the fulfillment of the
conditions precedent to effect the transactions
contemplated by this Agreement as promptly as practicable.
      5.8	The Trust, on behalf of the Acquired Fund,
covenants that it will, from time to time, as and when reasonably requested by the Trust, on behalf of the Acquiring Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as the Trust, on behalf of the Acquiring Fund, may reasonably deem necessary or desirable in order to vest in and confirm
(a) the Trust's, on behalf of the Acquired Fund's, title to and possession of the Acquiring Fund Shares to be delivered hereunder, and (b) the Trust's, on behalf of the Acquiring Fund's, title to and possession of all the assets, and to carry out the intent and purpose of this Agreement.

6.	COVENANTS OF THE TRUST ON BEHALF OF THE ACQUIRING FUND
      6.1	The Acquiring Fund will operate its business in
the ordinary course between the date hereof and the Closing
Date except as contemplated by this Agreement.
      6.2	Subject to the provisions of this Agreement, the
Acquiring Fund will take, or cause to be taken, all action,
and do or cause to be done, all things reasonably
necessary, proper or advisable to consummate and make
effective the transactions contemplated by this Agreement.
      6.3	The Acquiring Fund shall use its reasonable best
efforts to fulfill or obtain the fulfillment of the
conditions precedent to effect the transactions
contemplated by this Agreement as promptly as practicable.
      6.4	The registration statement on Form N-14 (the
"Registration Statement") which the Acquiring Fund shall
have prepared and filed for the registration under the 1933
Act of the Acquiring Fund Shares to be distributed to the Acquired Fund Shareholders pursuant hereto, shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the knowledge of the parties thereto, no
investigation or proceeding for that purpose shall have
been instituted or be pending, threatened or contemplated
under the 1933 Act.
      6.5	The Acquiring Fund will use all reasonable
efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Closing Date.

7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED
FUND
      The obligations of the Trust, on behalf of the
Acquired Fund, to consummate the transactions provided for
herein shall be subject, at the Trust's election, to the performance by the Trust, on behalf of the Acquiring Fund, of all the obligations to be performed by it hereunder on
or before the Closing Date, and, in addition thereto, the following further conditions:
      7.1	All representations and warranties of the Trust,
on behalf of the Acquiring Fund, contained in this
Agreement shall be true and correct in all material
respects as of the date hereof and, except as they may be affected by the transactions contemplated by this
Agreement, as of the Closing Date, with the same force and
effect as if made on and as of the Closing Date;
      7.2	The Trust, on behalf of the Acquiring Fund, shall
have performed all of the covenants and complied with all
of the provisions required by this Agreement to be
performed or complied with by the Trust, on behalf of the Acquiring Fund on or before the Closing Date; and
      7.3	The Acquiring Fund shall have delivered to the
Acquired Fund a certificate executed in the Acquiring
Fund's name by its President or Vice President, and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Acquired Fund, and dated as of the Closing Date, to the effect that the representations and warranties of the Acquiring Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement and as to such other matters as the Acquired
Fund shall reasonably request.

8.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING
FUND
      The obligations of the Trust, on behalf of the
Acquiring Fund, to consummate the transactions provided for herein shall be subject, at the Trust's election, to the performance by the Trust, on behalf of the Acquired Fund, of all of the obligations to be performed by it hereunder
on or before the Closing Date and, in addition thereto, the following further conditions:
      8.1	All representations and warranties of the Trust,
on behalf of the Acquired Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the
Closing Date, with the same force and effect as if made on
and as of the Closing Date;
      8.2	The Trust shall have delivered to the Acquiring
Fund a statement of the Acquired Fund's assets and
liabilities, as of the Closing Date, certified by the
Treasurer of the Trust;
      8.3.	The Trust, on behalf of the Acquired Fund, shall
have performed all of the covenants and complied with all
of the provisions required by this Agreement to be
performed or complied with by the Trust, on behalf of the Acquired Fund, on or before the Closing Date;
      8.4	The Acquired Fund shall have declared and paid a
distribution or distributions prior to the Closing Date
that, together with all previous distributions, shall have
the effect of distributing to its shareholders (i) all of
its investment company taxable income and all of its net realized capital gains, if any, for the period from the close of its last fiscal year to 4:00 p.m. Eastern time on
the Closing Date; and (ii) any undistributed investment
company taxable income and net realized capital gains from
any period to the extent not otherwise already distributed;
and
      8.5	The Acquired Fund shall have delivered to the
Acquiring Fund a certificate executed in the Acquired
Fund's name by its President or Vice President, and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Acquiring Fund, and dated as of the Closing Date, to the effect that the representations and warranties of the Acquired Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement and as to such other matters as the Acquiring Fund shall reasonably request.

9.	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
ACQUIRING FUND AND THE ACQUIRED FUND
      If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to the Trust, on behalf of the Acquired Fund, or the Trust, on behalf of the Acquiring Fund, the other party to this
Agreement shall, at its option, not be required to
consummate the transactions contemplated by this Agreement:
      9.1	This Agreement and the transactions contemplated
herein shall have been approved by the requisite vote of
the holders of the outstanding shares of the Acquired Fund,
as necessary, in accordance with the provisions of the
Trust's Declaration of Trust, applicable Delaware law and
the 1940 Act.  Notwithstanding anything herein to the
contrary, the Trust, on behalf of the Acquired Fund, and
the Trust, on behalf of the Acquiring Fund, may not waive
the conditions set forth in this paragraph 9.1;
      9.2	On the Closing Date no action, suit or other
proceeding shall be pending or, to its knowledge,
threatened before any court or governmental agency in which
it is sought to restrain or prohibit, or obtain damages or
other relief in connection with, this Agreement or the transactions contemplated herein;
      9.3	All consents of other parties and all other
consents, orders and permits of Federal, state and local regulatory authorities deemed necessary by the Trust and the Trust to permit consummation, in all material respects,
of the transactions contemplated hereby shall have been
obtained, except where failure to obtain any such consent,
order or permit would not involve a risk of a material
adverse effect on the assets or properties of the Acquiring
Fund or the Acquired Fund, provided that either party
hereto may for itself waive any of such conditions;
      9.4	The Registration Statement shall have become
effective under the 1933 Act and no stop orders suspending
the effectiveness thereof shall have been issued and, to
the best knowledge of the parties hereto, no investigation
or proceeding for that purpose shall have been instituted
or be pending, threatened or contemplated under the 1933
Act; and
      9.5	The parties shall have received the opinion of
McDermott Will & Emery LLP, addressed to the Trust
substantially to the effect that, based upon certain facts, assumptions, and representations, the transaction contemplated by this Agreement shall, for federal income
tax purposes, qualify as a tax-free reorganization
described in Section 368(a) of the Code.  The delivery of
such opinion is conditioned upon receipt of representations
it shall request of the Trust.  Notwithstanding anything
herein to the contrary, the Trust may not waive the
condition set forth in this paragraph 9.5.
10.	BROKERAGE FEES AND EXPENSES
      10.1	The Trust, on behalf of the Acquired Fund, and
the Trust, on behalf of the Acquiring Fund, represent and
warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.
      10.2	The expenses relating to the proposed
Reorganization will be borne pro rata by each of the
Acquired Fund and the Acquiring Fund, based on each of
their respective assets.   The costs of the Reorganization
shall include, but not be limited to, costs associated with obtaining any necessary order of exemption from the 1940
Act, preparation of the Registration Statement on Form N-
14, printing and distributing the Acquiring Fund's prospectus/proxy statement or information statement, legal fees, accounting fees, and securities registration fees. Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses
if and to the extent that the payment by another person of
such expenses would result in the disqualification of such
party as a "regulated investment company" within the
meaning of Section 851 of the Code.
      10.3	In the event the transactions contemplated by
this Agreement are not consummated, then Virtus Investment Advisers, Inc. agrees that it shall bear all of the costs and expenses incurred by both the Acquiring Fund and the
Acquired Fund in connection with such transactions.
11.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES
      11.1	The Trust on behalf of the Acquiring Fund and the
Acquired Fund has not made any representation, warranty or covenant not set forth herein; this Agreement constitutes the entire agreement between the parties.
      11.2	The representations, warranties and covenants
contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Closing shall survive the Closing.

12.	TERMINATION
      This Agreement may be terminated and the transactions contemplated hereby may be abandoned by either party by (i) mutual agreement of the parties, or (ii) by either party if the Closing shall not have occurred on or before August 31, 2009 unless such date is extended by mutual agreement of the parties, or (iii) by either party if the other party shall have materially breached its obligations under this Agreement or made a material and intentional misrepresentation herein or in connection herewith. In the event of any such termination, this Agreement shall become void and there shall be no liability hereunder on the part of any party or their respective Trustees or officers, except for any such material breach or intentional misrepresentation, as to each of which all remedies at law or in equity of the party adversely affected shall survive.

13.	WAIVER
      The Acquiring Fund and the Acquired Fund, after consultation with their respective counsel and by mutual consent of their Board of Trustees, may waive any condition to their respective obligations hereunder, except that the Trust may not waive the condition set forth in paragraph
9.5.

14.	AMENDMENTS
      This Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable and mutually agreed upon in writing by the authorized officers of the Trust; provided, however, that following the meeting of the shareholders, if necessary, of the Acquired Fund called by the Trust pursuant to paragraph
5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to Acquired
Fund Shareholders under this Agreement to the detriment of such shareholders without their further approval.

15.	NOTICES
      Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, personal service or prepaid or certified mail addressed to Phoenix Equity
Planning Corporation, 101 Munson Street, Greenfield,
Massachusetts 01301, Attn: General Counsel.

16.	HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT;
LIMITATION OF LIABILITY
      16.1	The Article and paragraph headings contained in
this Agreement are for reference purposes only and shall
not affect in any way the meaning or interpretation of this
Agreement.
      16.2	This Agreement may be executed in any number of
counterparts, each of which shall be deemed an original.
      16.3	This Agreement shall be governed by and construed
in accordance with the laws of the State of Delaware
without regard to its principles of conflicts of laws.
      16.4	This Agreement shall bind and inure to the
benefit of the parties hereto and their respective
successors and assigns, but no assignment or transfer
hereof or of any rights or obligations hereunder shall be
made by any party without the written consent of the other
party. Nothing herein expressed or implied is intended or
shall be construed to confer upon or give any person, firm
or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.
      16.5	It is expressly agreed that the obligations of
the Acquired Fund hereunder shall not be binding upon any
of the Trustees, shareholders, nominees, officers, agents,
or employees of the Acquired Fund personally, but shall
bind only the property of the Acquired Fund, as provided in
the Declaration of Trust of the Acquired Fund.  The
execution and delivery by such officers of the Acquired
Fund shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the
Acquired Fund as provided in the Declaration of Trust of
the Acquired Fund.
      16.6	It is expressly agreed that the obligations of
the parties hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Acquiring Fund personally, but shall bind only the Trust property of the Acquiring Fund, as provided in the Trust Instrument of the Acquiring Fund. The execution and delivery by such officers of the Acquiring
Fund shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the Trust property of the Acquiring Fund as provided in the Trust Instrument of the Acquiring Fund.
      [signature page follows]
      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President, Vice President or Treasurer, as of the date first written above.

 VIRTUS EQUITY TRUST, on behalf of its series Virtus Strategic Growth Fund

   /s/ W. Patrick Bradley
          By:
_____________________________
     By:     W. Patrick Bradley
     Title:  Chief Financial Officer and Treasurer



     VIRTUS EQUITY TRUST, on
behalf of its series Virtus All-Cap Growth Fund

   /s/ W. Patrick Bradley
          By:
_____________________________
     By:     W. Patrick Bradley
     Title:  Chief Financial Officer and Treasurer



Agreed and accepted as to paragraph 10.3 only:

     VIRTUS INVESTMENT ADVISERS, INC.

   /s/ Kevin J. Carr
By:
_____________________________
By:     Kevin J. Carr
Title:  Vice President and Clerk